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Exhibit 1.1

Senomyx, Inc.

6,000,000 Shares(1)
Common Stock
($0.001 par value)

(1)
Plus an option to purchase from the Company, up to 900,000 additional Securities to cover over-allotments.

Underwriting Agreement

New York, New York
June    , 2004

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Needham & Company, Inc.
First Albany Capital Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        Senomyx, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 6,000,000 shares of Common Stock, $0.001 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 900,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof. As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on Schedule I to this Agreement, up to 300,000 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

        1.    Representations and Warranties.    The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a)   The Company has prepared and filed with the Commission a registration statement (file number 333-113488) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either

  (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus); or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          It is understood that in connection with the offering and sale of the Securities, for purposes of distribution to Canadian Persons, the Preliminary Prospectus and the Prospectus shall have a Canadian "wrap-around" (the "Canadian Offering Memorandum"). Insofar as they relate to offers or sales of Securities in Canada, all references herein to the Preliminary Prospectus and the Prospectus shall include the Canadian Offering Memorandum.

          (b)   On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "Settlement Date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

          (d)   The Company has no subsidiaries.

          (e)   the Company's authorized equity capitalization as of the Closing Date is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, other than any such rights as have been satisfied or waived; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding other than options granted to employees, directors and consultants under the Company's equity incentive plans described in the Prospectus;

          (f)    There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Risk Factors—Our ability to compete in the flavor and flavor enhancer market may decline if we do not adequately protect our proprietary technologies", "Business—Product Discovery and Development Collaborations,—Our Technology,—Regulatory Process,—License Arrangements and—Patents and Property Rights" and "Material United States Federal Income Tax Consequences to Non-United States Holders" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

          (g)   This Agreement has been duly authorized, executed and delivered by the Company.

          (h)   The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (i)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act, (ii) such as may be required under the federal and provincial securities laws of Canada, (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and (iv) such as have been obtained in connection with the review of the transaction by the NASD, Inc.

          (j)    Neither the issue and sale of the Securities nor the consummation by the Company of any other of the transactions herein contemplated nor the fulfillment by the Company of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) above, as could not reasonably be likely to have a Material Adverse Effect.

          (k)   No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for such rights as have been effectively waived.

          (l)    The historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except that non-year-end financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required by United States generally accepted accounting principles). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

          (m)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (n)   The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as set forth in the Prospectus and except as could not reasonably be likely to have a Material Adverse Effect.

          (o)   The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii) above, where such violations or defaults, individually or in the aggregate, could not reasonably be likely to have a Material Adverse Effect.

          (p)   Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (q)   There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (r)   The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (s)   No labor problem or dispute with the employees of the Company exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (t)    The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or their respective businesses, assets, employees, officers and directors are in full force and effect, except as could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (u)   The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such licenses, certificates, permits or other authorizations, individually or in the aggregate, could not reasonably be likely to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (v)   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w)  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (x)   The Company is, and, to its knowledge, has been in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, (A) the Company is not subject to any pending or, to the Company's knowledge, threatened proceeding pursuant to Environmental Laws to which a governmental authority is a party and which are reasonably likely to result in monetary sanctions of $100,000 or more and (B) the Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (y)   In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (z)   The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; the Company has fulfilled its material obligations, if any, under Section 515 of ERISA; the Company does not maintain or is not required to contribute to a "welfare plan" (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company is in compliance in all material respects with the currently applicable provisions of ERISA; and the Company has not incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

          (aa) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

          (bb) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

          (cc) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (dd) Except as set forth in the Prospectus, the Company owns, holds under license or is otherwise authorized to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted and as proposed in the Prospectus to be conducted except, where the failure to own, hold a license or be authorized to use could not, individually or in the aggregate, reasonably to likely to have a Material Adverse Effect. Except as set forth in the Prospectus (i) the Company has not granted any rights to any third party to any such Intellectual Property; (ii) to the Company's knowledge, there is no infringement by any third party of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company's rights in or to or its use of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any third party that the Company infringes, misappropriates or otherwise violates any rights, including rights in Intellectual Property of any third party, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) there is no issued U.S. patent or published U.S. patent application that contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (vii) there is no prior art of which the Company is aware that may render any issued U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

          (ee) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc., Deutsche Bank Securities Inc., Needham & Company, Inc. or First Albany Capital Inc., and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc., Deutsche Bank Securities Inc., Needham & Company, Inc. or First Albany Capital Inc.

          (ff)  Each of (i) the Collaborative Research and License Agreement between the Company and Kraft Foods, Inc, dated December 6, 2000, as amended on May 2, 2002, (ii) the Collaborative Research, Development, Commercialization and License Agreement between the Company and The Coca-Cola Company, dated April 22, 2002 as amended April 7, 2004, (iii) the Collaborative Research and License Agreement between the Company and Campbell Soup Company, dated March 28, 2001, as amended on July 26, 2002, November 5, 2002 and February 19, 2004, (iv) the Collaborative Research and License Agreement between the Company and Nestec Ltd., dated April 18, 2002, as amended October 23, 2003, (v) the Collaborative Research and License Agreement between the Company and Aurora Biosciences Corporation, dated as of November 1, 2000, as amended April 16, 2002 and (vi) the Exclusive License and Bailment Agreement between the Company and the Regents of the University of California, dated March 10, 2000, has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company and, to the Company's knowledge, is a valid, binding and enforceable obligation of the Company.

          (gg) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company, has made any contribution or other payment to (i) any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or (ii) any clinical researcher in violation of any federal, state or foreign law or any rule or policy of the Food and Drug Administration.

        Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

        Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that none of the Participants in the Directed Share Program are persons whose citizenship, domicile or residence are such that any Directed Shares would be required to be offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        2.    Purchase and Sale.    (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $            per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

        3.    Delivery and Payment.    Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on June     , 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

        If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

        5.    Agreements.    The Company agrees with the several Underwriters that:

          (a)   The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form reasonably approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or overt threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c)   As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d)   The Company will furnish to the Representatives and counsel for the Underwriters a copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (e)   The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits generally in any jurisdiction where it is not now so subject.

          (f)    The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell Common Stock or securities exercisable for or convertible into Common Stock pursuant to any stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and disclosed in the Prospectus, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and disclosed in the Prospectus, (iii) file registration statements on Form S-8 and (iv) directly place up to an aggregate of 2,400,000 shares of or securities exercisable for or convertible into shares of Common Stock with one or more counterparties in connection with the consummation a strategic partnership, joint venture, collaboration or the acquisition or license of any business products or technology, provided that any such counterparty agrees in writing that until 180 days after the date of the Underwriting Agreement, it will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of such shares or securities exercisable for or convertible into shares of Common Stock or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction.

          (g)   The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, applicable provisions of the Sarbanes Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the applicable provisions of the Sarbanes Oxley Act.

          (h)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (i)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses (other than charter expenses) incurred by or on behalf of Company management in connection with presentations to prospective purchasers of the Securities; (ix) one half of any charter expenses arranged by the Underwriters with the consent of the Company and incurred in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. In connection with presentations to prospective purchasers of the Securities, the Underwriters agree to pay for (A) any expenses incurred by the Underwriters and (B) one half of any charter expenses arranged by the Underwriters with the consent of the Company.

          (j)    In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation for a period of 30 days following the date of the effectiveness of the Registration Statement. Citigroup Global Markets Inc. will notify the Company as to which Participants will need to be so restricted.

          (k)   The Company will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program including the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging of such copies of the Directed Share Program material and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

        6.    Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or overtly threatened.

          (b)   The Company shall have requested and caused Cooley Godward LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in substantially the form set forth in Exhibit B.

          (c)   The Company shall have requested and caused Crowell & Moring LLP, intellectual property counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement, which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Prospectus under the headings "Risk Factors—Our ability to compete in the flavor and flavor enhancer market may decline if we do not adequately protect our proprietary technologies." and "Business—Product Discovery and Development Collaborations and—License Arrangements", insofar as such statements summarize intellectual property legal matters, documents or proceedings discussed therein, are, are accurate and fair summaries of such legal matters, documents or proceedings.

          (d)   The Company shall have requested and caused Hyman, Phelps & McNamara, P.C., FDA regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that, to the knowledge of such counsel, there is no lawsuit or regulatory proceeding, pending or threatened, brought by or before any court or governmental agency, authority or body or any arbitrator, involving the Company or its property, which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Prospectus under the headings "Business—Regulatory Process", insofar as such statements summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, are accurate and fair summaries of such Act and regulations.

          (e)   The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f)    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

            (i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            (ii)   no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

            (iii)  since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, in substantially the form set forth in Exhibit C.

          (g)   Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (h)   Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (i)    The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

          (j)    At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto (with such changes as may be approved by counsel to the Underwriters) from each officer and director of the Company and from each shareholder listed on Schedule II hereto, each addressed to the Representatives.

          (k)   Immediately prior to the Closing Date, the only preferred stock of the Company consists of 8,648,158 Series A preferred shares, 2,605,326 Series B preferred shares, 1,000,000 Series C preferred shares, 869,328 Series D preferred shares and 12,703,014 Series E preferred shares.

          (l)    All of the preferred stock of the Company will have been converted into an aggregate 26,630,758 shares of common stock.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, at 1 Liberty Plaza, New York, New York 10006, Attention David Lopez, Esq., on the Closing Date.

        7.    Reimbursement of Underwriters' Expenses.    If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the sale of the Securities provided for herein is not consummated because of any termination pursuant to Section 10 hereof, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses that shall have been incurred by them in connection with the proposed purchase and sale of the Securities, except (i) any travel expenses incurred by the Underwriters and (ii) fees and disbursements of counsel to the Underwriters.

        8.    Indemnification and Contribution.    (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b)   Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids and (iv) the paragraph relating to electronic distribution of the Prospectus and allocation for electronic distribution of the Securities in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual and material conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Citigroup Global Markets Inc. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

          (d)   The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (the "Citigroup Entities"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (ii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (ii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

        Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(d) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Citigroup Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

          (e)   In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

        9.    Default by an Underwriter.    If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10.    Termination.    This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

        11.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (fax no.: (858) 404-0750) and confirmed to it at 11099 North Torrey Pines Road, La Jolla, California 92037, attention of the Legal Department.

        13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        14.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        16.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        17.    Definitions.    The terms which follow, when used in this Agreement, shall have the meanings indicated.

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the state of Delaware.

        "Canadian Person" shall mean any person who is a national or resident of Canada, any corporation, partnership, or other entity created or organized in or under the laws of the Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to Canadian Federal income taxation, regardless of its source (other than any non-Canadian branch of any Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.

        "Commission" shall mean the Securities and Exchange Commission.

        "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        "Lock Up Period" means the period beginning with and including the date of this Agreement and ending on and including the 180th day after the date of this Agreement.

        "Material Adverse Effect" shall mean a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business.

        "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

        "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

        "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

        "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

        "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

        "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

        18.    Canada.    Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SENOMYX, INC.

By:

Name: Title:
The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Needham & Company, Inc. First Albany Capital Inc.

By:	Citigroup Global Markets Inc.

By:
Name: Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Needham & Company, Inc.
First Albany Capital Inc.

Total

SCHEDULE II

Michael J. Stryer, Custodian for Adam F. Stryer under the UGMA
Daniel B. Stryer, Custodian for Rebecca C. Stryer under the UGMA
Michael and Daniel Stryer as Trustees of the Stryer Grandchildren's Trust
Lubert Stryer or Andrea S. Stryer, as Trustee of The Stryer Revocable Trust
Lubert Stryer
Andrea Stryer
Oscar Tang
Grantor Trust for Tracey L. Tang
Grantor Trust for Dana E. Tang
Grantor Trust for Kristin A. Tang
Paul A. Grayson, Custodian for Natalie Grayson under the UGMA
Paul A. Grayson, Custodian for Nicholas Grayson under the UGMA
Lara Sachs
Joyce Sachs
Ann Grayson
Thomas A. Coll, as Trustee of the Paula S. Grayson and Paul A. Grayson's Children's Trust
Paul A. Grayson
Charles S. Zuker and Patricia R. Zuker, Trustees of the Murielle Zuker Irrevocable Trust dated 11/29/1999
Charles S. Zuker and Patricia R. Zuker, Trustees of the Felipe Sam Zuker Irrevocable Trust dated 11/29/1999
Rafael Ramolfo
Saul Zuker
Estrella Zuker
Dora Zuker
Pamela Ramolfo
Arturo Arriagada
Roberto Gonzalez de la Torre
Charles Zuker, Ph.D.
Celia Silberberg Zuker
Charles S. Zuker
Charles Zuker
Max Peter Rink
Wendy Globe Tsien
Roger Y. Tsien
Mark Leschly
Lori Robson
David Schnell
Jay Short
Kent Snyder
Timothy Wollaeger
Klaus Gubernator
Harry Leonhardt
John Poyhonen
Mark Zoller
The North American Nutrition and Agribusiness Fund, L.P.
Domain Partners IV, L.P.
DP IV Associates, L.P.
H&Q Healthcare Investors
H&Q Life Sciences Investors
Kingsbury Capital Partners LP III
Kingsbury Capital Partners LP IV

Kevin J. Kinsella, as Trustee of The Kevin J. Kinsella Declaration of Trust of November 2, 1994
Merrill Lynch Ventures L.P. 2001
Caduceus Private Investments, LP
PW Juniper Crossover Fund, L.L.C.
Prospect Venture Partners, LP
Rho Management Trust I
Excelsior Venture Partners III, LLC
Zaffaroni Revocable Trust 1/24/86
Invitrogen Corporation
Incyte Genomics

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer, director or major shareholder of
Senomyx, Inc.]

Senomyx, Inc.
Public Offering of Common Stock

March 17, 2004

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Senomyx, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the "Common Stock"), of the Company.

        In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, during the Lock Up Period, other than (a) bona fide gifts to the immediate family of, or transfers to a trust for the direct or indirect benefit of the undersigned or the immediate family of, the undersigned or (b) distributions to partners, members, or stockholders, as applicable, of the undersigned (each such gift, transfer or distribution, a "transfer"); provided that, in each of the transfers described in clauses (a) and (b) of this sentence, prior to such transfer the transferee shall enter into an agreement with Citigroup Global Markets Inc. on terms substantially identical to this letter.

        The term "Lock Up Period" means the period beginning with and including the date of the Underwriting Agreement and ending on and including the 180th day after the date of the Underwriting Agreement.

        If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

EXHIBIT B

Ladies and Gentlemen:

        We have acted as counsel for Senomyx, Inc., a Delaware corporation, (the "Company") in connection with the sale by the Company of up to                        shares of common stock of the Company (the "Securities"), all pursuant to that certain Underwriting Agreement dated                        , by and among the underwriters listed on Schedule I thereto (the "Underwriters") and the Company (the "Agreement"). We are rendering this opinion pursuant to Section 6(b) of the Agreement. Except as otherwise defined herein, capitalized terms used have the respective meanings given to them in the Agreement.

        In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters. Where we render an opinion "to our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, our investigation of the factual basis for such opinion consists solely of (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein. We have conducted no further factual investigation.

        In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you and the several Underwriters; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

        Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

        With regard to our opinion in paragraphs 1 and 2 below with respect to the good standing of the Company, we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date.

        With regard to our opinion in paragraph 2 below with respect to the Company's qualifications to do business as a foreign corporation, we have based our opinion solely upon a certificate of an officer of the Company as to the states in which the Company maintains an office, has employees or owns or leases property.

        With regard to our opinion in paragraph 3 below with respect to full payment of the outstanding capital stock of the Company, we have examined and relied upon a certificate of an officer of the Company to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable resolutions of the

Board of Directors and any plan or agreement relating to the issuance of such shares. We have not undertaken any independent verification.

        With regard to our opinions in paragraph 7 below with respect to the existence of rights of first refusal or other similar rights to subscribe for the Securities, and with respect to the existence of options, warrants or other rights to purchase or acquire any shares of capital stock of the Company, our investigation of the factual basis for such opinion includes an enquiry of the General Counsel of the Company.

        With regard to our opinion in paragraph 8 below with respect to indentures, contracts and other documents required to be filed as an exhibit to the Registration Statement, our investigation of the factual basis for such opinion consists solely of (i) a certificate of an officer of the Company, (ii) copies of indentures, contracts, leases, mortgages, deeds of trust, note agreements, loans or other agreements or instruments furnished to us by the Company, and identified as material ("Material Contracts") and attached hereto as Exhibit A. We have not undertaken any independent verification and we have assumed there are no extrinsic agreements or understandings among the parties to the Material Contracts that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

        With regard to our opinion in paragraph 8 below with respect to legal or governmental proceedings required to be disclosed in the Prospectus, our investigation of the factual basis for such opinion consists solely of (i) a certificate of an officer of the Company and (ii) an inquiry of attorneys within this firm who perform legal services for the Company. We have not undertaken any independent verification.

        With regard to our opinion in paragraph 10 below, our opinion that the Registration Statement has become effective under the Act and that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or overtly threatened is based solely upon oral advice from the staff of the Commission to that effect. We have made no other investigation.

        With regard to our opinion in paragraph 13 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended, and our investigation of the factual basis for such opinion consists solely of our review of a certificate of an officer of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8. We have not undertaken any independent verification.

        We are not rendering any opinion as to compliance with any tax, insolvency or antitrust law, rule or regulation or any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof, or any local law. Furthermore, we express no opinion with respect to compliance with state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters or clearance with the NASD.

        On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

        1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

        2.    The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state of the United States in which the Company maintains an office, has employees or owns or leases property.

        3.    The authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus under the caption "Capitalization" as of the date stated therein. As of the date hereof and after giving effect to the sale of the Securities, the Company's authorized capital stock consists of

(a)                         shares of Common Stock, par value $0.01 per share, of which                        shares are issued and outstanding, and (b)                          shares of Preferred Stock, par value $0.01 per share, none of which are issued and outstanding. The issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

        4.    The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

        5.    The Securities are duly listed, and admitted and authorized for quotation on the Nasdaq National Market.

        6.    The specimen certificate for the Securities filed as an exhibit to the Registration Statement is in due and proper form under Delaware law.

        7.    The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Securities. Except as set forth in the section captioned "Capitalization" in the Prospectus as of the date stated therein, to our knowledge there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company.

        8.    To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Act and the rules thereunder.

        9.    The statements in the Prospectus under the headings "Description of Capital Stock," "Material United States Tax Consequences to Non-United States Holders" and "Shares Eligible for Future Sale," insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

        10.    The Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b).

        11.    The Registration Statement and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

        12.    The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

        13.    The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

        14.    No consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.

        15.    The issue and sale of the Securities pursuant to the Agreement will not result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to (i) the charter or bylaws of the Company, (ii) the terms of any Material Contract; or (iii) to our knowledge, any statute, law, rule, or regulation applicable to the Company or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except for the bylaws, rules and regulations of the NASD and state securities or blue sky laws.

        16.    To our knowledge, except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the Act of resales of such securities and, except as set forth in the Prospectus, all rights known to us to register the resales of shares of common stock or other securities of the Company, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, been waived or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

***********************

        In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement and the Prospectus and related matters were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in paragraph 9 above). On the basis of the foregoing, no facts have come to our attention that have caused us to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which we express no belief), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, or (ii) that the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        This opinion is intended for the sole benefit of the several Underwriters and may not be made available to or relied upon by any other person, firm or entity without our prior written consent. This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

Very truly yours,

EXHIBIT C

[Form of Letter of Ernst and Young LLP]

May    , 2004

Board of Directors
Senomyx, Inc.
11099 North Torrey Pines Road
La Jolla, CA 92037

and

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Needham & Company, Inc.
First Albany Capital, Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Dear Ladies and Gentlemen:

        We have audited the balance sheets of Senomyx, Inc. (the "Company") as of December 31, 2002 and 2003 and the statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2003, all included in the Registration Statement (No. 333-113998) on Form S-1 as amended, through the date hereof, filed by the Company under the Securities Act of 1933 (the "Act"); our report with respect thereto also is included in such Registration Statement (herein referred to as the "Registration Statement").

        In connection with the Registration Statement:

  1.
  We are independent auditors with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission ("SEC").

  2.
  In our opinion, the financial statements audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

  3.
  We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2003. The purpose (and therefore the scope) of our audit for the year ended December 31, 2003 was to enable us to express our opinion on the financial statements at December 31, 2003 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to express and do not express an opinion on the unaudited balance sheet at March 31, 2004, the unaudited statements of operations for the three-month periods ended March 31, 2003 and March 31, 2004 or the unaudited statements of cash flows for the three-month periods ended March 31, 2003 and March 31, 2004 all included in the Registration Statement; or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2003.

  4.
  For purposes of this letter, we have read the fiscal 2004 minutes of meetings of the stockholders and the Board of Directors, the Compensation Committee of the Board of Directors and Audit Committee of the Board of Directors of the Company as set forth in the minute books through May    , 2004, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the meeting

    of the Board of Directors held on                        , for which minutes have not been approved. With respect to the meetings held on                        , we have obtained from the Secretary a summary of the topics discussed at the meeting. We also have carried out other procedures to May    , 2004 as follows (our work did not extend to the period from May    , 2004 to May     , 2004 inclusive):

    (a)
    With respect to the three-month periods ended March 31, 2003 and March 31, 2004 we have:

    (1)
    Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited balance sheet at March 31, 2004 and the unaudited statements of operations, stockholders' equity and cash flows for the three month periods ended March 31, 2003 and 2004, included in the Registration Statement; and

    (2)
    inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial statements referred to under a.(1) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

    (b)
    With respect to the period from April 1, 2004 to April 30, 2004, we have:

    (1)
    read the unaudited financial statements of the Company for April 2003 and 2004 furnished to us by the Company. The financial information for April 2003 and 2004 is incomplete in that it omits the statements of cash flows and other disclosures to the financial statements. Officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to April 30, 2004 were available; and

    (2)
    inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial statements referred to under (4)b.(1) are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.

          The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

  5.
  Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

  (a)
  Any material modifications should be made to the unaudited financial statements described in 4.a.(1) above, included in the Registration Statement, for them to be in conformity with generally accepted accounting principles;

  (b)
  The unaudited financial statements described in 4.a.(1) above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC; or

  (c)
  at April 30, 2004, there was any change in the capital stock, increase in long-term debt, decrease in net current assets or increase in stockholders' deficit of the Company as compared with the amounts shown in the March 31, 2004 unaudited balance sheet included in the Registration Statement; or (ii) for the period from April 1, 2004 to April 30, 2004, there was any decrease, as compared with the corresponding period in the preceding year in net revenues or, an increase in the total or per share amounts of net loss, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur, and except that the unaudited balance sheet as of April 30, 2004 and the unaudited statement of operations for the three months ended April 30, 2004, showed a decrease in net current assets, an increase in stockholders' deficit and an increase in the number of shares of common stock and a                        in the amount of net loss as set forth in the tables below (dollars in thousands):

	April 30, 2004	March 31, 2004	Increase/ (Decrease)
Net current assets	$	$	$
Long term debt	$	$	$
Stockholders' equity	$	$	$
Common stock (shares)	$	$	$
	One Month ended April 30, 2004	One Month ended April 30, 2003	Increase
Revenue	$	$	$
Net loss	$	$	$
Net loss per share	$	$	$
  6.
  As mentioned under (4)b. above, Company officials have advised us that no financial statements as of any date or for any period subsequent to April 30, 2004 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after April 30, 2004 have, of necessity, been even more limited than those with respect to the periods referred to in 4 above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) at May    , 2004 there was any change in the capital stock other than exercises of stock options, increase in long-term debt, decrease in net current assets or increase in stockholders' deficit as compared with the amounts shown on the March 31, 2004 balance sheet included in the Registration Statement, or (ii) for the period from April 1, 2004 to May    , 2004, there was any decrease, as compared with the corresponding period in the preceding year, in net revenues or an increase in the total amount of net loss. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur and except that management of the Company has advised us that losses incurred for the period March 31, 2004 to April 30, 2004 are estimated to be approximately the same amount as set forth in 5.c. above.

  7.
  Our audits of the financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

  8.
  We compared the executive compensation information with the requirements of Item 402 of Regulation S-K. We also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the executive compensation information conforms in all material respects with the disclosure requirements of Item 402 of Regulation S-K. Nothing came to our attention that caused us to believe that this information does not conform in all material respects with the disclosure requirements of Item 402 of Regulation S-K.

  9.
  We compared the information included under the heading "Summary Financial Data" with the requirements of Item 302 of Regulation S-K. We also inquired of certain officials of the

    Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 302 of Regulation S-K. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that this information does not conform in all material respects with the disclosure requirements of Item 302 of Regulation S-K.

  10.
  Compared the information included under the heading "Selected Financial Data" with the requirements of Item 301 of Regulation S-K. We also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that this information does not conform in all material respects with the disclosure requirements of Item 301of Regulation S-K.

  11.
  At your request, we have also read the items identified by you on the attached copies (Attachment B to this letter) of certain pages from the Registration Statement as amended dated May 5, 2004, and have performed the procedures, indicated by the reference letter as described in Attachment A with respect to the letters explained therein. Together Attachments A and B consist of    pages and are hereby included herein and made part thereof.

  12.
  It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in Attachment A described in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in Attachment B. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

  13.
  This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

  Very truly yours,

QuickLinks

Senomyx, Inc. 6,000,000 Shares(1) Common Stock ($0.001 par value)
Underwriting Agreement
Senomyx, Inc. Public Offering of Common Stock